UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 30, 2013

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

       As disclosed in the Form 8-K on July 10, 2013 and on Form 10-Q filed on August 6, 2013, Exar Corporation (“Exar” or the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Ellis Partners LLC (“Ellis Partners” or “Buyer”). The Purchase Agreement provided for the sale of Exar’s Fremont campus, located at 48720 and 48760 Kato Road in Fremont, California to Ellis Partners and the leaseback by Exar of the building located at 48760 Kato Road. The Purchase Agreement was anticipated to close by the end of September 2013. Prior to closing, the Buyer requested certain modifications to the Purchase Agreement that the Company deemed unacceptable. As a result, the Purchase Agreement terminated as of September 30, 2013. The Company intends to continue pursuing options to optimize its operating efficiency, including continuing to market the facilities for sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: October 2, 2013	/s/ Ryan A. Benton
Ryan A. Benton
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)